Exhibit 4.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the __ day of May 2023, by and between Visionary Education Technology Holdings Group Inc., a company organized under the laws of Canada with offices located at 200 Town Centre Blvd., Suite 408A, Markham, Ontario, Canada L3R 8G5 ( (the “Company”), and the undersigned holder of the Existing Warrant (as defined below) (the “Holder”), with reference to the following facts:

A. The Holder has previously acquired that certain Series B Warrant to Purchase Common Shares (the “Existing Warrant”) currently exercisable into such aggregate number of Common Shares as set forth on the signature page of the holder attached hereto pursuant to that certain Amended and Restated Securities Purchase Agreement, dated September 19, 2022, by and between the Company and the Holder (the “Existing Purchase Agreement”);

B. In connection with the Existing Purchase Agreement, the Company has issued to the Holder a senior convertible promissory note, dated September 19, 2022 (the “Note”);

C. In connection with the Existing Purchase Agreement, the Company and the Holder entered to a registration rights agreement, dated September 19, 2022(the “Registration Rights Agreement”);

D. The Company has duly authorized the issuance to the Holder, in exchange for the Existing Warrant, of such aggregate number of Common Shares as are set forth on the signature page of the Holder attached hereto (the “Exchange Shares”);

E. Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement;

F. The exchange of the Existing Warrant for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

G. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Existing Warrant.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.              Exchange

(a)            General. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Warrant to the Company in exchange for which the Company agrees to issue the Exchange Shares to the Holder by deposit/withdrawal at custodian in accordance with the DWAC instructions on the signature page of the Holder, which Exchange Shares shall be issued without a securities laws restrictive legend and shall be freely tradable by the Holder (the “Exchange”), provided, however the Holder and the Exchange Shares shall be subject to the contractual obligations of the Leak-Out Agreement (as defined below). As soon as commercially practicable following the date hereof, the Holder shall deliver or cause to be delivered to the Company (or its assignee) the Existing Warrant (or affidavit of lost warrant, in form provided upon request by the Company and reasonably acceptable to the Holder). Concurrently with delivery of the Exchange Shares to the Holder (or its assignee), the Holder hereby relinquishes all rights, title and interest in the Existing Warrant (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company and the Existing Warrant shall be cancelled. Concurrently herewith, the Holder has executed and delivered to the Company the leak-out agreement, in the form attached hereto as Exhibit A (the “Leak-Out Agreement”). The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

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(b)           Amendments; Consents. Notwithstanding anything herein to the contrary, this Section 1(b) shall have no force and effect until after the later of (i) the date both the Company and the Holder shall have executed and delivered this Agreement and (ii) the date the Company shall have paid the Legal Fee Amount (as defined below) to Kelley Drye & Warren LLP:

(i)             Amendments

(A)           Pursuant to Section 10 of the Registration Rights Agreement and retroactively effective as of September 19, 2022, Section 2(d) of the Registration Rights Agreement shall be deemed amended and restated in its entirety to read as follows:

(d)            “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of the (A) 60th calendar day after December 31, 2023 and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 60th calendar day following the date on which the Company was required to file such additional Registration Statement and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(B)           Pursuant to Section 16 of the Note and retroactively effective as of September 19, 2022, Section 13(s)(i) of the Note shall be deemed amended to add the following:

Notwithstanding the foregoing, this Section 13(s)(i) shall not apply to any period prior to December 31, 2023.

(C)           The definition of “Warrant Shares” (as defined in the Registration Rights Agreement) is hereby amended to include the Exchange Shares.

(D)           Pursuant to Section 9(e) of the Existing Purchase Agreement and will become effective twenty (20) days after the date of this Agreement, Sections 4(j), 4(k) and 4(l) shall be deleted in its entirety.

(ii)            Consents. Notwithstanding anything in the Transaction Documents (as defined in the Existing Purchase Agreement) to the contrary, the Holder agrees and consents that the business of the Company may include education for the healthcare sector.

(iii)           Company Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

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(b) The issuance of the Exchange Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the Exchange Shares shall be fully paid and nonassessable with the holder thereof being entitled to all rights accorded to a holder of Common Shares. No commission or other remuneration has been paid by the Holder to the Company in connection with the Exchange or any transactions contemplated hereby.

(c) This Agreement and the Leak-Out Agreement have been duly authorized, validly executed and delivered on behalf of the Company and each is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement, the Leak-Out Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) The execution and delivery of the Agreement, the Leak-Out Agreement and the consummation of the transactions contemplated by this Agreement and the Leak-Out Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s articles of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Holder contained herein, the Exchange is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Exchange Shares or the consummation of any other transaction contemplated by this Agreement.

(g) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Exchange Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Exchange Shares.

(h) There is no action, suit, proceeding, or, to the knowledge of the Company, inquiry or investigation, before or any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

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(i) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange. Other than the exchange of the Existing Warrants, the Company has not received any consideration for the Exchange Shares.

2.              Holder Representations and Warranties. The Holder represents and warrants to the Company as follows:

(a) This Agreement and the Leak-Out Agreement have been duly authorized, validly executed and delivered by the Holder and each is a valid and binding agreement and obligation of the Holder, enforceable against the Holder in accordance with their respective terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver the Agreement, the Leak-Out Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b) The Holder understands that the Exchange Shares are being offered and sold in reliance on specific provisions of Federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(c) The Existing Warrants have not been exercised. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Existing Warrants free and clear of all rights and Liens (as defined below). The Holder has the full power and authority to vote, transfer and dispose of the Existing Warrants free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Existing Warrants. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(d) The execution, delivery and performance by the Holder of this Agreement and the Leak-Out Agreement, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(e) The Holder is acquiring the Exchange Shares in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(f) To Holder’s knowledge, Holder is not an “affiliate” of the Company (as defined in Rule 144 under the Securities Act) or the “beneficial owner” of more than 10% of the Company’s outstanding Common Shares (as that term is defined under the Exchange Act).

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(g) Holder has been given full and adequate access to information relating to the Company, including its business, finances and operations as Holder has deemed necessary or advisable in connection with Holder’s evaluation of the Exchange. Holder has not relied upon any representations or statements made by either the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Holder understands that its investment in the Exchange Shares involves a high degree of risk. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares. Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.

(h)       Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the exchange of the Existing Warrants and issuance and acquisition of the Exchange Shares constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Exchange Shares. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(i) Holder acknowledges that the terms of the Exchange have been established by negotiation between the Company and the Holders. Holder acknowledges that the Company has not made any representation to such Holder about the advisability of this decision or the potential future value of the Existing Warrants.

3.              Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City time, on or prior to the first business day after the date of this Agreement, file a Report of Foreign Issuer on Form 6-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 6-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 6-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 6-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

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4.              No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the Exchange Shares under the Securities Act.

5.             Section 3(a)(9) Exchange; Holding Period. The parties acknowledge and agree that the Exchange is being completed in accordance with Section 3(a)(9) of the Securities Act and as the Existing Warrants were originally issued pursuant to an exemption from registration under the Securities Act, the Shares issued in exchange therefor shall take on the characteristics of such Exchange Warrants. The Company also acknowledges that the holding period of the Exchange Shares may be tacked on to the holding period of such Existing Warrants for purposes of Rule 144 of the Securities Act (“Rule 144”). The Company agrees not to take a position contrary to this Section 6. The Company acknowledges and agrees that (i) upon issuance in accordance with the terms hereof, the Exchange Shares are eligible to be resold without restriction pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any Exchange Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Exchange Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Shares in accordance herewith.

6.              Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares upon the Nasdaq Capital Market (the “Principal Market”) (subject to official notice of issuance). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

7.             Fees. The Company shall reimburse Kelley Drye & Warren LLP, on demand, a non-accountable amount of $[ ] (the “Legal Fee Amount”) for all costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby).

8.              Form D and Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

9.             No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

10.           Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Company does not deliver the Exchange Shares to the Holder in accordance with Section 1 hereof prior to the second (2nd) Trading Day after the date hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Trading Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

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11.            Miscellaneous.

(a)            Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EXCEPT FOR RIGHTS ARISING UNDER THE EXISTING WARRANTS AFTER THE EXCHANGE, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Canada, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Canada. The Company or any of their respective properties, assets or revenues does not have any right of immunity under Canada or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Canada and the New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

(b)            Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with Section 8 of the Existing Warrant.

(c)           Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

(d)            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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(e)            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)             Amendment and Modification. No change, modification, addition or amendment to this Agreement will be valid unless in writing and signed by a duly authorized officer of each party hereto.

(g)            Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or may be construed as, a further or continuing waiver of any such term, provision or condition. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies, which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

(h)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Existing Warrants.

(i)             No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)            Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Shares.

(k)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)             No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: VISIONARY EDUCATION TECHNOLOGY HOLDINGS GROUP INC. By: ________________________ Name: Title:

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

_________________

By: ________________________

Name:
Title:

Aggregate Number of Common Shares issuable upon exercise of Existing Warrant:

_________________

Aggregate Number of Exchange Shares:

1,000,000

DWAC Instructions:

_____________________________

_____________________________

_____________________________

Address:

_____________________________

_____________________________

_____________________________

Tax ID:

_____________________________

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